Exhibit 10.71

FOURTH AMENDMENT

EMPLOYEE INVESTMENT PLAN OF LEVI STRAUSS & CO.

WHEREAS, Levi Strauss & Co. (“LS&CO.) maintains the Employee Investment Plan of Levi Strauss & Co. (the “Plan”) to provide retirement benefits for its eligible employees; and

WHEREAS, LS&CO. has retained the right to amend the Plan pursuant to Section 17.1 of the Plan; and

WHEREAS, effective for Plan Years beginning on or after December 1, 2003, including any pay period ending during such Plan Years, LS&CO. desires to amend the Plan to replace the current discretionary matching contribution formula with a fixed matching contribution and an option for a variable matching contribution; and

WHEREAS, subject to Plan and Internal Revenue Code limitations, the fixed matching contribution will equal twenty percent (20%) of the participant’s deferral contribution to the Plan; and

WHEREAS, the variable matching contribution (a) shall be based solely on LS&CO.’s LSUSA Annual Incentive Plan results; and, (b) shall be conditioned upon a Plan participant being actively employed with LS&CO. as of the last working day of the Plan Year to which the variable matching contribution relates (except for those who retire or are laid off); and

WHEREAS, the amendment herein is within the delegated authority of Fred D. Paulenich; and

NOW THEREFORE, the Plan is hereby amended, effective as of December 1, 2003, in the following respects:

1. The following replaces Section 2.35 of the Plan:

“2.35 “Matching Contributions” means the contribution made by the Company described in Section 5.1”

2. The following replaces Section 5.1 of the Plan:

“5.1 Matching Contributions For each period during a Plan Year, as determined by the Board of Directors (an “Accumulation Period”), the Company may in its sole and absolute discretion make a fixed and/or variable Matching Contribution to the Plan on behalf of a Member. A Matching Contribution under this Section 5.1 will be reduced by any amount which cannot be allocated to the Member because of the Maximum Permissible Amount limitation described in Section 12.1.

(a) Fixed Matching Contribution. The fixed Matching Contribution shall equal twenty percent (20%) of the Member’s Member Contribution, provided that Member Contributions in excess of ten percent (10%) of such Member’s Compensation will not be matched.

(b) Variable Matching Contribution. The variable Matching Contribution, if any, shall be based solely on the Company’s LSUSA Annual Incentive Plan (“AIP”) results. If the Board of Directors determines that the AIP is funded at or above 100%, a variable Matching Contribution will be made in accordance with the following table:

AIP Percent Funded	Variable Matching Contribution
120%	55%
115%	35%
110%	20%
105%	10%
100%	5%

If a variable Matching Contribution is awarded, any Member Contribution in excess of ten percent (10%) of such Member’s Compensation will not receive a variable Matching Contribution. No variable Matching Contribution will be allocated on behalf of a Member during the applicable Accumulation Period unless he or she is an Employee as of the last working date of such Accumulation Period; provided that such requirement of being an Employee as of the last working day of an Accumulation Period shall not apply in the event a Member retires or is laid off by the Company, as determined by the Administrative Committee, before such date, or if the Board of Directors waives such requirement in accordance with the exceptions prescribed under section 1.401(a)(4)-2(b)(4)(iii) of the Code.”

(c) Form of Matching Contribution. The Matching Contribution will be made in the form of cash.

3. The following replaces the first paragraph of Section 5.3 of the Plan

“5.3 Deposit with Trustee; Crediting Accounts.

(a) The fixed Matching Contribution under Section 5.1(a) will be paid to the Trustee within a reasonable period of time after the end of the applicable payroll period.

(b) The variable Matching Contribution for any Accumulation Period will be paid to the Trustee as soon as administratively practicable after such contribution is authorized by the Board of Directors, but in no event later than twelve (12) months after the close of the Plan Year to which such variable Matching Contribution relates.

(c) All Matching Contributions under Section 5.1 shall be 100% vested and all interest of the Company shall cease in such contribution once they are received by the Trustee. A Member’s share of the Matching Contribution will be credited to his or her Matching Account.

* * *

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 17th day of November, 2003.

LEVI STRAUSS & CO.

By:	/s/ FRED D. PAULENICH

Fred D. Paulenich Senior Vice President of Worldwide Human Resources

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